Exhibit 20

MONTHLY CERTIFICATEHOLDERS STATEMENT
MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
SERIES 2002-1

Created 11/10/04 5:09 PM

Pursuant to the Amended Pooling and Servicing Agreement, dated as of June 15, 2001 (as may be amended, from time to time, the ‘Agreement’), as supplemented by the Series 2002-1 Supplement (as amended and Supplemented, the Series Supplement), each among AFCO Credit and AFCO Acceptance, as Servicer and Seller and Wells Fargo Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:		Oct-04
Determination Date:		8-Nov-04
Transfer Date:		12-Nov-04
Number of Days in Period:		31
Prior Distribution Date: (or Closing Date)		15-Oct-04
Current Distribution Date:		15-Nov-04

Period		23

Controlled Accumulation Period Length			6
Revolving Periods from /to	1		30
Controlled Accumulation Periods from/to	31		36

A.	ORIGINAL DEAL PARAMETERS

	(a)	Class A Initial Investor Interest		$392,700,000.00	89.25%
	(b)	Class B Initial Investor Interest		$17,600,000.00	4.00%
	(c)	Collateral Initial Interest		$29,700,000.00	6.75%

	(d)	Total Initial Investor Interest (a + b + c)		$440,000,000.00

	(e)	Minimum Transferor Interest		5.00000%

	(f)	LIBOR (3-Month LIBOR as of most LIBOR Determination Date)		1.8800000%

	(g)	Prior Period Class A Certificate Rate	0.30%	2.1800000%

	(h)	Prior Period Class B Certificate Rate	1.40%	3.2800000%

	(i)	Prior Period Class C Certificate Rate	2.00%	3.7674430%

	(j)	Current Class A Certificate Rate	0.30%	2.1800000%
	(k)	Current Class B Certificate Rate	1.40%	3.2800000%
	(l)	Current Class C Certificate Rate	2.00%	3.9211560%

	(m)	Series Servicing Fee Percentage (Calculated as 1/12 th)		0.50000%

	(n)	Additional Interest Rate		2.000000%

I.	RECEIVABLES IN THE TRUST

	(a)	Beginning of Month Aggregate Receivables		$1,368,446,046.19

	(b)	Beginning of Month Finance Charge Receivables		$15,918,547.51

	(c)	Beginning of Month Principal Receivables		$1,352,527,498.68

	(d)	End of Month Aggregate Receivables		$1,396,649,872.97

	(e)	End of Month Finance Charge Receivables		$16,634,642.42

	(f)	End of Month Principal Receivables		$1,380,015,230.55

II.	INVESTOR INTERESTS AND INVESTOR PERCENTAGES

	(a)	Class A Initial Investor Interest		$392,700,000.00	89.25%
	(b)	Class B Initial Investor Interest		$17,600,000.00	4.00%
	(c)	Collateral Initial Interest		$29,700,000.00	6.75%
	(d)	Total Initial Investor Interest (a + b + c)			$440,000,000.00

	(e)	Beginning of Period Class A Investor Interest		$392,700,000.00	89.25%

	(f)	Beginning of Period Class B Investor Interest		$17,600,000.00	4.00%

	(g)	Beginning of Period Collateral Interest		$29,700,000.00	6.75%

	(h)	Beginning of Period Total Investor Interest (e + f + g)			$440,000,000.00

	(i)	Beginning of Period Class A Adjusted Investor Interest (e – VIII.a)		$392,700,000.00	89.25%

	(j)	Beginning of Period Class B Adjusted Investor Interest (f – VIII.d)		$17,600,000.00	4.00%

	(k)	Beginning of Period Adjusted Collateral Interest (g – VIII.g)		$29,700,000.00	6.75%

	(l)	Beginning of Period Total Adjusted Investor Interest (i + j + k)			$440,000,000.00

	(m)	End of Period Class A Investor Interest (e – IX.b – X.f)		$392,700,000.00	89.25%
	(n)	End of Period Class B Investor Interest (f – IX.e – X.k)		$17,600,000.00	4.00%
	(o)	End of Period Collateral Interest (g – IX.h – X.n – X.o)		$29,700,000.00	6.75%
	(p)	End of Period Total Investor Interest (m + n + o)			$440,000,000.00

	(q)	End of Period Class A Adjusted Investor Interest (m – VIII.c)		$392,700,000.00	89.25%
	(r)	End of Period Class B Adjusted Investor Interest (n – VIII.f)		$17,600,000.00	4.00%
	(s)	End of Period Adjusted Collateral Interest (o – VIII.i)		$29,700,000.00	6.75%

	(t)	End of Period Total Adjusted Investor Interest (q + r + s)			$440,000,000.00

	(u)	End of Revolving Period Class A Investor Interest		NA	89.25%

	(v)	End of Revolving Period Class B Investor Interest		NA	4.00%

	(w)	End of Revolving Period Collateral Interest		NA	6.75%

	(x)	End of Revolving Period Total Investor Interest			$440,000,000.00

	(y)	Floating Investor Percentage (l / (I.c))			32.5316861%
	(z)	Class A Floating Allocation (i / l)			89.2500000%
	(aa)	Class B Floating Allocation (j / l)			4.0000000%
	(bb)	Class C Floating Allocation (k / l)			6.7500000%

	(cc)	Fixed Investor Percentage (x / (I.c))			32.5316861%
	(dd)	Class A Fixed Allocation (i / u)			89.2500000%
	(ee)	Class B Fixed Allocation (i / v)			4.0000000%
	(ff)	Class C Fixed Allocation (i / w)			6.7500000%

	(gg)	Total Servicing Fee (h * (A.m / 12))		$183,333.33

	(hh)	End of Period Other outstanding Series		$558,375,000.00

III.	TRANSFEROR INTEREST

	(a)	Beginning Transferor Interest (I.c – II.h – II.hh)		$317,203,714.29

	(b)	Ending Transferor Interest (I.f – II.l-II.hh)		$381,640,230.55
	(c)	Minimum Transferor Interest (III.f * 5%)		$69,000,761.53
	(d)	Minimum Aggregate Principal Receivables (II.h + II.hh)		$998,375,000.00
	(e)	Excess Funding Account Balance at end of Period		$0.00

	(f)	Sum of Principal Receivables and Excess Funding Account (I.f + e)		$1,380,015,230.55

IV.	PERFORMANCE SUMMARY

		COLLECTIONS:
	(a)	Collections of Principal Receivables		$257,666,463.10

	(b)	Collections of Finance Charge Receivables (inc. net recoveries, if any)		$5,298,398.60

	(c)	Collections of Principal and Finance Charge Receivables (a + b)		$262,964,861.70

	(d)	Late Charges Collected		$822,069.22

	(e)	Total Collections (a + b + d)		$263,786,930.92
	(f)	Unpaid Trustee Fee		$0.00

	(g)	Available Funds after Unpaid Trustee Fee		$6,120,467.82

		DELINQUENCIES AND LOSSES:
	(h)	End of the month delinquencies:
	(i)	30 days delinquent		$2,610,060.90

	(j)	60 days delinquent		$1,596,955.39

	(k)	90 days delinquent		$1,457,288.85

	(l)	120 + days delinquent		$7,114,856.95

	(m)	Total 30 + days delinquent ( i + j + k + l)		$12,779,162.09
		Total 30 + days delinquent percentage		0.91%

	(n)	Gross Default Amount		$200,012.31

	(o)	Recoveries		$75,793.40

	(p)	Aggregate Default Amount (net of recoveries)		$124,218.91
	(q)	Investor Default Amount (II.y * p)		$40,410.51

	(r)	AFCO is Servicer?		Yes

V.	ALLOCATION AND APPLICATION OF COLLECTIONS

	(a)	Class A Available Funds after Unpaid Trustee Fee (IV.g * II.y * II.z) + Princ Fdg Investmt Inc		$1,777,049.05
	(b)	Class A Optimal Interest ((A.j * II.e * # days)/ 360)		$737,185.17
	(c)	Class A Monthly Interest (Lesser of a or b)		$737,185.17
	(d)	Current Period Class A Shortfall Amount (b – a, if greater than 0)	$0.00
	(e)	Prior Period Class A Deficiency Amount		$0.00

	(f)	Class A Additional Interest (e * A.n * # of days/360)		$0.00
	(g)	Class A Servicing Fee due (1/12 * II.z * A.m * II.l)		$163,625.00
	(h)	Class A Servicing Fee Paid		$163,625.00
	(i)	Unpaid Class A Servicing Fee (g – h, if greater than 0)	$0.00
	(j)	Unpaid Class A Servicing from prior periods		$0.00

	(k)	Class A Investor Default Amount (IV.q * II.z)		$36,066.38
	(l)	Reimbursed Class A Investor Default Amount		$36,066.38
	(m)	Unreimbursed Class A Investor Default Amount (k – l, if greater than 0)	$0.00
	(n)	Class A contribution to Excess Spread (a – c – h – l)		$840,172.51

	(o)	Class B Available Funds after Unpaid Trustee Fee (IV.g * II.y * II.aa) + Princ Fdg Investmt Inc		$79,643.66
	(p)	Class B Optimal Interest ((A.k * II.f * # days)/ 360)		$49,710.22
	(q)	Class B Monthly Interest (Lesser of o or p)		$49,710.22
	(r)	Current Period Class B Shortfall Amount (p – o, if greater than 0)	$0.00
	(s)	Prior Period Class B Deficiency Amount		$0.00

	(t)	Class B Additional Interest (s * A.n * # of days/360)		$0.00
	(u)	Class B Servicing Fee due (1/12 * II.aa * A.m * II.h)		$7,333.33

	(v)	Class B Servicing Fee Paid		$7,333.33
	(w)	Unpaid Class B Servicing Fee (u – v, if greater than 0)	$0.00
	(x)	Unpaid Class B Servicing from prior periods		$0.00

	(y)	Class B contribution to Excess Spread (o – q – v)		$22,600.10

	(z)	Collateral Available Funds after Unpaid Trustee Fee (IV.g * II.y * II.bb) + Princ Fdg Investmt Inc		$134,398.67
	(aa)	Collateral Interest Servicing Fee due, if not AFCO (1/12 * II.bb * A.m * II.h)		$0.00
	(bb)	Collateral Interest Servicing Fee Paid, if not AFCO		$0.00

	(cc)	Unpaid Collateral Interest Servicing Fee (aa – bb, if greater than 0)	$0.00
	(dd)	Unpaid Collateral Interest Servicing Fee from prior periods		$0.00
	(ee)	Collateral Interest contribution to Excess Spread (z – bb)		$134,398.67

	(ff)	Excess Spread (n + y + ee)		$997,171.28
	(gg)	Remaining Unpaid Trustee Fee		$0.00

	(hh)	Class A Required Amount (includes Class A Investor Default Amount)		$0.00
	(ii)	Unreimbursed Class A Investor Charge-Offs		$0.00

	(jj)	Class B Default Amount (IV.q * II.aa)		$1,616.42
	(kk)	Class B Required Amount		$0.00
	(ll)	Unreimbursed Class B Investor Charge-Offs		$0.00

	(mm)	Collateral Monthly Interest ((A.l * II.g * # days)/ 360)		$100,283.57
	(nn)	Past Due Collateral Monthly Interest from prior month		$0.00

	(oo)	Collateral Interest Servicing Fee (if AFCO) (1/12 * II.bb * A.m * II.l)	1	$12,375.00
	(pp)	Collateral Interest Default Amount (IV.q * II.bb)		$2,727.71
	(qq)	Unreimbursed Collateral Interest Charge-Offs		$0.00

	(rr)	Reserve Account Funding Date		October 14, 2006
	(ss)	Required Reserve Account Percentage		0.50%

	(tt)	Required Reserve Account Amount		$0.00
	(uu)	Excess Spread	$880,168.58
	(vv)	Beginning of Period Reserve Account Balance		$0.00
	(ww)	Paid to Reserve Account		$0.00
	(xx)	Payable to Reserve Account		$0.00
	(yy)	End of Period Reserve Account Balance		$0.00
	(zz)	Other amounts due under Loan Agreement payable out of Excess Spread		$0.00

	(aaa)	Current Period Class A Shortfall Amount (d)	$0.00
	(bbb)	Prior Period Class A Shortfall Amount		$0.00

	(ccc)	Class A Carry-Over Amount ((aaa * A.g + A.n * # days)/ 360)		$0.00

	(ddd)	Current Period Class B Shortfall Amount (r)	$0.00
	(eee)	Prior Period Class B Shortfall Amount		$0.00

	(fff)	Class B Carry-Over Amount ((ccc * A.g + A.n * # days)/ 360)		$0.00

	(ggg)	Excess Finance Charge Collections (ff – gg – hh – ii – jj – kk – ll – mm – nn – oo – pp – qq – ww – zz – bbb – ccc – eee – fff)		$880,168.58
	(hhh)	Adjusted Excess Spread Percentage (ggg+ww / II.h)*12		2.40%

VI.	YIELD and BASE RATE

		Base Rate
		(The sum of the Class A Rate, Class B Rate, and Class C Rate and Investor Servicing Fee (0.5%) divided by the Investor Interest)

	(a)	Base Rate (current month)		2.84%
	(b)	Base Rate (prior month)		2.83%

	(c)	Base Rate (2 months ago)		2.48%

	(d)	3 Month Average Base Rate		2.72%

		Gross Portfolio Yield
		(Series 2001-1 Finance Charge + Late Charge Collections allocable to investors/total investor interest)

	(e)	Gross Portfolio Yield (current month)		5.43%
	(f)	Gross Portfolio Yield (prior month)		4.89%

	(g)	Gross Portfolio Yield (2 months ago)		4.83%

	(h)	3 Month Average Portfolio Yield		5.05%
		Portfolio Yield
		(Series 2001-1 Finance Charge + Late Charge Collections allocable to investors less investor default amount/total investor interest)

	(i)	Portfolio Yield (current month)		5.32%
	(j)	Portfolio Yield (prior month)		4.77%

	(k)	Portfolio Yield (2 months ago)		4.77%

	(l)	3 Month Average Portfolio Yield		4.95%
		Portfolio Yield — Base Rate

	(m)	Portfolio Adjusted Yield (current month)	2.48%
	(n)	Portfolio Adjusted Yield (prior month)	1.94%
	(o)	Portfolio Adjusted Yield (2 months ago)	2.29%

	(p)	3 Month Average Portfolio Adjusted Yield	2.23%

		Excess Finance Charge Yield
		(Excess Finance Charge Collections/total Investor Interest)

	(q)	Adjusted Excess Spread Percentage (current month)	2.40%
	(r)	Adjusted Excess Spread Percentage (prior month)	1.94%

	(s)	Adjusted Excess Spread Percentage (2 months ago)	2.29%

	(t)	3 Month Average Adjusted Excess Spread Percentage	2.21%

VII.	PORTFOLIO PERFORMANCE RATES

	(a)	Aggregate Default Amt. (annualized % of beginning of month Principal Receivables)	0.11%
	(b)	Monthly Payment Rate (% of 15th of month Principal Receivables)	20.78%
	(c)	Gross Portfolio Yield to Investors (3 month average annualized)	5.05%
	(d)	Portfolio Yield (3 month average annualized))	4.95%
	(e)	Base Rate (3 month average)	2.72%
	(f)	Excess Finance Charge Collections %	2.40%

VIII.	ACCUMULATION AND PRINCIPAL FUNDING ACCOUNT

	(a)	Cumulative Class A principal distributed to PFA (as of prior distribution date)	$0.00

	(b)	Class A Principal deposited in the PFA	$0.00

	(c)	Total Class A Principal deposited in the PFA (a + b)	$0.00

	(d)	Cumulative Class B principal distributed to PFA (as of prior distribution date)	$0.00

	(e)	Class B Principal deposited in the PFA	$0.00

	(f)	Total Class B Principal deposited in the PFA (d + e)	$0.00

	(g)	Cumulative CIA principal distributed to PFA (as of prior distribution date)	$0.00
	(h)	CIA Principal deposited in the PFA	$0.00
	(i)	Total CIA Principal deposited in the PFA (g + h)	$0.00

	(j)	Ending PFA balance (c + f + i)	$0.00

IX.	PRINCIPAL REPAYMENT

	(a)	Class A Principal paid (as of prior distribution dates)	$0.00
	(b)	Class A Principal payments	$0.00
	(c)	Total Class A Principal paid (a + b)	$0.00

	(d)	Class B Principal paid (as of prior distribution dates)	$0.00
	(e)	Class B Principal payments	$0.00
	(f)	Class B Principal paid (d + e)	$0.00

	(g)	Collateral Principal paid (as of prior distribution dates)	$0.00
	(h)	Collateral Principal payments	$0.00
	(i)	Total Collateral Principal paid (g + h)	$0.00

X.	INVESTOR CHARGE-OFFS

		CLASS A INVESTOR CHARGE-OFFS
	(a)	Class A Investor Default Amount (IV.q * II.z)	$36,066.38
	(b)	Reimbursed from Class A Available Funds	$36,066.38
	(c)	Reimbursed from Excess Spread	$0.00

	(d)	Reimbursed from Reallocated Principal Collections	$0.00
	(e)	Total amount reimbursed in respect of Class A Investor Default Amount (b + c + d)	$36,066.38
	(f)	Class A Investor Charge-Off (a – e)	$0.00

		CLASS B INVESTOR CHARGE-OFFS
	(g)	Class B Investor Default Amount (IV.q * II.aa)	$1,616.42
	(h)	Reimbursed from Excess Spread	$1,616.42

	(i)	Reimbursed from Reallocated Principal Collections	$0.00
	(j)	Total amount reimbursed in respect of Class B Investor Default Amount (h + i + j)	$1,616.42
	(k)	Class B Investor Charge-Off (g – j)	$0.00

		CLASS C INVESTOR CHARGE-OFFS
	(l)	Collateral Default Amount (IV.q * II.bb)	$2,727.71
	(m)	Reimbursed from Excess Spread	$2,727.71
	(n)	Collateral Charge-Off (l – m)	$0.00
	(o)	Writedown from Reallocated Principal Collections	$0.00

XI.	PAYOUT EVENTS

	(a)	Insolvency of the Seller, Transferor or either originator?	No
	(b)	Trust is an “investment company?”	No
	(c)	No successor Backup Svcr found w/in 90 days of term’n of Backup Svcr?	No

(d)	Failure by Transferor to make any deposit or payment?	No
(e)	Breach of representation or warranty of Transferor?	No
(f)	3-mo Avg. Net Portfolio Yield < 3-mo Avg. Base Rate?	No
(g)	Transferer Interest below Minimum Transferor Interest?	No
(h)	Principal Receivables + Excess Funding Account < Minimum Agg. Prin Receivables?	No
(i)	Originator, Seller or Transferor failed to convey Additional Receivables?	No
(j)	Servicer Default?	No
(k)	Class A or Class B Investor Interests not paid in full on Sched. Pmt. Date?	No
(l)	Monthly payment rate less than 12% for 3 consecutive months?	No
	Third Consecutive Determination Date for which:	No
(m)	(i) there exists Excess Obligor Concentration Amount?	No
(n)	(Ii) there exists Excess Insurer Concentration Amount?	No
(o)	(iii) there exists an Excess Aggregate Tier 3 Insurer Concentration Amount?	No
(p)	(iv) Aggregate Top Tier 3 Insurer Percentage is greater than the Maximum Aggregate Top Tier 3 Insurer Percentage?	No
(q)	(v) Aggregate Top Tier 2 Insurer Percentage is greater than the Maximum Aggregate Top Tier 2 Insurer Percentage?	No
(r)	AFCO no longer servicer?	No
(s)	Failure to appoint a successor back-up servicer 90 days after receipt of Sale Notice or Successor Back-up Servicer Termination Notice?	No
(t)	Failure of AFCO to remove receivables or indemnify the Transferor, the Trustee, and the Trust from losses resulting from failure to comply with licensing laws?	No

AFCO Credit Corporation, as Servicer

By:	/s/ BRUCE R. GOLD
Name:	Bruce R. Gold
Title:	Senior Vice President, Chief Financial Officer & Treasurer